UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2005

General Cable Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky		41076-9753
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	859-572-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01. Other Events.

The Registrant hereby discloses the following additional information:

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and other information contained herein before investing in our securities.

Risks Related to Our Business

Risks Relating to Our Markets

Our net sales, net income and growth depend largely on the economies in the geographic markets that we serve and if these markets become weaker we could suffer decreased sales and net income.

Many of our customers use our products as components in their own products or in projects undertaken for their customers. Our ability to sell our products is largely dependent on general economic conditions, including how much our customers and end-users spend on information technology, new construction and building, maintaining or reconfiguring their communications network, industrial manufacturing assets and power transmission and distribution infrastructures. Over the past few years many companies have significantly reduced their capital equipment and information technology budgets, and construction activity that necessitates the building or modification of communication networks and power transmission and distribution infrastructures has slowed considerably as a result of a weakening of the U.S. and foreign economies. As a result, our net sales and financial results declined significantly in recent years. In 2004, we have seen an improvement in these markets; however, if they were to weaken, we could suffer decreased sales and net income and we could be required to effect further restructurings.

The markets for our products are highly competitive and if we fail to invest in product development, productivity improvements and customer service and support, the sale of our products could be adversely affected.

The markets for copper, aluminum and fiber optic wire and cable products are highly competitive, and some of our competitors may have greater financial resources than we do. We compete with at least one major competitor with respect to each of our business segments, although no single competitor competes with us across the entire spectrum of our product lines. Many of our products are made to common specifications and therefore may be fungible with competitors’ products. Accordingly, we are subject to competition in many markets on the basis of price, delivery time, customer service and our ability to meet specific customer needs.

We believe our competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development, productivity improvements and customer service and support in order to compete in our markets. Furthermore, an increase in imports of products competitive with our products could adversely affect our sales.

Our business is subject to the economic and political risks of maintaining facilities and selling products in foreign countries.

During 2004, approximately 34% of our sales and approximately 41% of our assets were in markets outside North America. Our operations outside North America generated approximately $48.1 million of our cash flows from operations while the North American operations used $35.6 million of cash flows from operations. Our financial results may be adversely affected by significant fluctuations in the value of the U.S. dollar against foreign currencies or by the enactment of exchange controls or foreign governmental or regulatory restrictions on the transfer of funds. In addition, negative tax consequences relating to repatriating certain foreign currencies, particularly cash generated by our operations in Spain, may adversely affect our cash flows. The American Jobs Creation Act of 2004 provides that US corporations can repatriate earnings of foreign subsidiaries at a reduced tax rate under certain circumstances. As of December 31, 2004 the undistributed earnings of foreign subsidiaries that are considered to be indefinitely reinvested are approximately $135 million. We are currently in the process of evaluating how much, if any, of these foreign earnings will be repatriated. We will determine the sources and amounts, if any, of the foreign earnings repatriation and the related tax expense prior to December 31, 2005. Furthermore, our foreign operations are subject to risks inherent in maintaining operations abroad, such as economic and political destabilization, international conflicts, restrictive actions by foreign governments, nationalizations, changes in regulatory requirements, the difficulty of effectively managing diverse global operations and adverse foreign tax laws.

Changes in industry standards and regulatory requirements may adversely affect our business.

As a manufacturer and distributor of wire and cable products we are subject to a number of industry standard-setting authorities, such as Underwriters Laboratories, the Telecommunications Industry Association, the Electronics Industries Association and the Canadian Standards Association. In addition, many of our products are subject to the requirements of federal, state and local or foreign regulatory authorities. Changes in the standards and requirements imposed by such authorities could have an adverse effect on us. In the event we are unable to meet any such standards when adopted our business could be adversely affected. In addition, changes in the legislative environment could affect the growth and other aspects of important markets served by us. While certain legislative bills and regulatory rulings are being considered in the energy and telecommunications sectors which could improve our markets, any delay or failure to pass such legislation and regulatory rulings could adversely affect our opportunities and anticipated prospects may not arise. It is not possible at this time to predict the impact that any such legislation or regulation or failure to enact any such legislation or regulation, or other changes in laws or industry standards that may be adopted in the future, could have on our financial results, cash flows or financial position.

Advancing technologies, such as fiber optic and wireless technologies, may make some of our products less competitive.

Technological developments could have a material adverse effect on our business. For example, a significant decrease in the cost and complexity of installation of fiber optic systems or an increase in the cost of copper-based systems could make fiber optic systems superior on a price performance basis to copper systems and may have a material adverse effect on our business. While we do manufacture and sell fiber optic cables, any erosion of our sales of copper cables due to increased market demand for fiber optic cables would most likely not be offset by an increase in sales of our fiber optic cables.

Also, advancing wireless technologies, as they relate to network and communication systems, may represent an alternative to certain copper cables we manufacture and reduce customer demand for premise wiring. If wireless technology were to significantly erode the markets for copper-based systems, our sales of copper premise cables could face downward pressure.

Risks Relating to Our Operations

Volatility in the price of copper and other raw materials, as well as fuel and energy, could adversely affect our businesses.

The costs of copper and aluminum, the most significant raw materials we use, have been subject to considerable volatility over the years. Volatility in the price of copper, aluminum, polyethylene and other raw materials, as well as fuel, natural gas and energy, will in turn lead to significant fluctuations in our cost of sales. Additionally, sharp increases in the price of copper can also reduce demand if customers decide to defer their purchases of copper wire and cable products or seek to purchase substitute products. Moreover, we do not engage in activities to hedge the underlying value of our copper and aluminum inventory. Although we attempt to reflect copper and other raw material price changes in the sale price of our products, there is no assurance that we can do so.

Interruptions of supplies from our key suppliers may affect our results of operations and financial performance.

Interruptions of supplies from our key suppliers could disrupt production or impact our ability to increase production and sales. During 2003, our copper rod mill plant produced approximately 62% of the copper rod used in our North American operations and two suppliers provided an aggregate of approximately 68% of our North American copper purchases. During the second quarter of 2004, the Company’s rod mill facility ceased operations. All copper rod used in our North American operations is now externally sourced; our largest supplier of copper accounted for 48% of our North American purchases in 2004. Any unanticipated problems with our copper rod suppliers could have a material adverse effect on our business. Additionally, we use a limited number of sources for most of the other raw materials that we do not produce. We do not have long-term or volume purchase agreements with most of our suppliers, and may have limited options in the short-term for alternative supply if these suppliers fail for any reason, including their business failure or financial difficulties, to continue the supply of materials or components. Moreover, identifying and accessing alternative sources may increase our costs.

Failure to negotiate extensions of our labor agreements as they expire may result in a disruption of our operations.

Approximately 60% of our employees are represented by various labor unions. During the last five years, we have experienced only two strikes, which were settled on satisfactory terms. Labor agreements expire at three facilities in 2005. We cannot predict what issues may be raised by the collective bargaining units representing our employees and, if raised, whether negotiations concerning such issues will be successfully concluded. A protracted work stoppage could result in a disruption of our operations which could adversely affect our ability to deliver certain products and our financial results. On March 21, 2005, union workers at the Company’s Lincoln, Rhode Island manufacturing facility commenced a strike. As of the date of this filing, the parties had not reached agreement on a new contract and therefore the union workers remained on strike. Both parties are continuing to work together to reach a new contract. The Company does not expect that the strike will have a significant impact on its financial results for the first quarter of 2005.

Our inability to continue to achieve productivity improvements may result in increased costs.

Part of our business strategy is to increase our profitability by lowering costs through improving our processes and productivity. In the event we are unable to continue to implement measures improving our manufacturing techniques and processes, we may not achieve desired efficiency or productivity levels and our manufacturing costs may increase. In addition, productivity increases are related in part to factory utilization rates. Our decreased utilization rates over the past few years have adversely impacted productivity.

We are substantially dependent upon distributors and retailers for non-exclusive sales of our products and they could cease purchasing our products at any time.

During 2004, approximately 35% of our domestic net sales were to independent distributors and three of our ten largest customers were distributors. Distributors accounted for a substantial portion of sales of our communications products and industrial & specialty products. During 2004, approximately 12% of our domestic net sales were to retailers and the two largest retailers, The Home Depot and AutoZone, accounted for approximately 2.7% and 2.2%, respectively, of our net sales.

These distributors and retailers are not contractually obligated to carry our product lines exclusively or for any period of time. Therefore, these distributors and retailers may purchase products that compete with our products or cease purchasing our products at any time. The loss of one or more large distributors or retailers could have a material adverse effect on our ability to bring our products to end users and on our results of operations. Moreover, a downturn in the business of one or more large distributors or retailers could adversely affect our sales and could create significant credit exposure.

We face pricing pressures in each of our markets that could adversely affect our results of operations and financial performance.

We face pricing pressures in each of our markets as a result of significant competition or over-capacity, and price levels for most of our products have declined over the past few years. While we will work toward reducing our costs to respond to the pricing pressures that may continue, we may not be able to achieve proportionate reductions in costs. As a result of overcapacity and economic and industry downturn in the communications and industrial markets in particular, pricing pressures increased in 2002 and 2003. While we were generally successful in raising prices to recover increased raw material costs, pricing pressures continued into 2004, and are expected for the foreseeable future. Further declines in prices, without offsetting cost-reductions, would adversely affect our financial results.

Other Risks Relating to Our Business

Our substantial debt could adversely affect our business.

We have a significant amount of debt. As of December 31, 2004, we had $374.9 million of debt outstanding, $89.9 million of which is secured indebtedness and none of which is subordinated to our senior notes, and had $126.0 million of additional borrowing capacity available under our senior secured revolving credit facility. In addition, subject to the terms of the indenture governing our senior notes, we may also incur additional indebtedness, including secured debt, in the future.

The degree to which we are leveraged could have important adverse consequences to us. For example, it could:

• make it difficult for us to make payments on or otherwise satisfy our obligations with respect to our indebtedness;

• limit our ability to borrow additional amounts for working capital, capital expenditures, potential acquisition opportunities and other purposes;

• limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business, regulatory and economic conditions in our industry;

• place us at a competitive disadvantage against our less leveraged competitors;

• subject us to increased costs, to the extent of the portion of our indebtedness that is subject to floating interest rates; and

• cause us to fail to comply with applicable debt covenants and could result in an event of default that could result in all of our indebtedness being immediately due and payable.

In addition, our ability to generate cash flow from operations sufficient to make scheduled payments on our debts as they become due will depend on our future performance, our ability to successfully implement our business strategy and our ability to obtain other financing.

If either of our uncommitted accounts payable or accounts receivable financing arrangements for our European operations is cancelled by our lenders, our liquidity will be negatively impacted.

Our European operation participates in arrangements with several European financial institutions which provide extended accounts payable terms to us. In general, the arrangements provide for accounts payable terms of up to 180 days. At December 31, 2004, the arrangements had a maximum availability limit of the equivalent of approximately $126 million, of which approximately $95 million was drawn. We do not have firm commitments from these European financial institutions requiring them to continue to extend credit and they may decline to advance additional funding. We also have an approximate $45 million uncommitted facility in Europe, which allows us to sell at a discount, with limited recourse, a portion of our accounts receivable to a financial institution. At December 31, 2004, this facility was not drawn upon. We do not have a firm commitment from this institution to purchase our accounts receivable. Should the availability under these arrangements be reduced or terminated, we would be required to negotiate longer payment terms with our suppliers or repay the outstanding obligations with our suppliers under these arrangements over 180 days and/or seek alternative financing arrangements which could increase our interest expense. We cannot assure you that such longer payment terms or alternate financing will be available on favorable terms or at all. Failure to obtain alternative financing arrangements in such case would negatively impact our liquidity.

In addition, in order to avoid an event of default under our senior secured credit facility, we must maintain foreign credit lines of at least the equivalent of $80.0 million during those periods when our average excess available funds under our senior secured credit facility is less than $100.0 million for a period of three consecutive months.

We may be required to take additional charges in connection with plant closures and may be required to take certain charges to our earnings in future periods in connection with our inventory accounting practices.

During 2004, we closed two industrial manufacturing locations, refocused operations at another industrial manufacturing location and ceased operations at our copper rod mill. We incurred net charges of $7.1 million ($4.7 million of which were cash) in 2004 related to these activities which are now complete. We continuously evaluate our ability to more efficiently utilize existing manufacturing capacity which may require additional future charges.

As a result of volatile copper prices, the replacement cost of our copper inventory exceeded its historic LIFO cost by approximately $38 million at December 31, 2004, and by approximately $13 million at December 31, 2003. If we were not able to recover the LIFO value of our inventory at a profit in some future period when replacement costs were lower than the LIFO value of the inventory, we would be required to take a charge to recognize in our income statement all or a portion of the higher LIFO value of the inventory. During 2002 and 2003, we recorded a $2.5 million and a $0.5 million charge, respectively, for the liquidation of LIFO inventory in North America as we significantly reduced our inventory levels. During 2004, we increased inventory quantities and therefore there was not a liquidation of LIFO inventory impact in this period. If LIFO inventory quantities are reduced in a future period when replacement costs exceed the LIFO value of the inventory, we would experience an increase in reported earnings. Conversely, if LIFO inventory quantities are reduced in a future period when replacement costs are lower than the LIFO value of the inventory, we would experience a decline in reported earnings.

We are subject to certain asbestos litigation and unexpected judgments or settlements could have a material adverse effect on our financial results.

There are approximately 16,400 pending non-maritime asbestos cases involving our subsidiaries. The majority of these cases involve plaintiffs alleging exposure to asbestos-containing cable manufactured by our predecessors. In addition to our subsidiaries, numerous other wire and cable manufacturers have been named as defendants in these cases. Our subsidiaries have also been named, along with numerous other product manufacturers, as defendants in approximately 33,200 suits in which plaintiffs alleged that they suffered an asbestos-related injury while working in the maritime industry. These cases are referred to as MARDOC cases and are currently managed under the supervision of the U.S. District Court for the Eastern District of Pennsylvania. On May l, 1996, the District Court ordered that all pending MARDOC cases be administratively dismissed without prejudice and the cases cannot be reinstated, except in certain circumstances involving specific proof of injury. We cannot assure you that any judgments or settlements of the pending non-maritime and/or MARDOC asbestos cases or any cases which may be filed in the future will not have a material adverse effect on our financial results, cash flows or financial position. Moreover, certain of our insurers may be financially unstable and in the event one or more of these insurers enter into insurance liquidation proceedings, we will be required to pay a larger portion of the costs incurred in connection with these cases.

Environmental liabilities could potentially adversely impact us and our affiliates.

We are subject to federal, state, local and foreign environmental protection laws and regulations governing our operations and use, handling, disposal and remediation of hazardous substances currently or formerly used by us and our affiliates. A risk of environmental liability is inherent in our and our affiliates’ current and former manufacturing activities in the event of a release or discharge of a hazardous substance generated by us or our affiliates. Under certain environmental laws, we could be held jointly and severally responsible for the remediation of any hazardous substance contamination at our facilities and at third party waste disposal sites and could also be held liable for any consequences arising out of human exposure to such substances or other environmental damage. We and our affiliates have been named as potentially responsible parties in proceedings that involve environmental remediation. There can be no assurance that the costs of complying with environmental, health and safety laws and requirements in our current operations or the liabilities arising from past releases of, or exposure to, hazardous substances, will not result in future expenditures by us that could materially and adversely affect our financial results, cash flows or financial condition.

Growth through acquisition has been a significant part of our strategy and we may not be able to successfully identify, finance or integrate acquisitions.

Growth through acquisition has been, and is expected to continue to be, a significant part of our strategy. We regularly evaluate possible acquisition candidates. We cannot assure you that we will be successful in identifying, financing and closing acquisitions at favorable prices and terms. Potential acquisitions may require us to issue additional shares of stock or obtain additional or new financing, and such financing may not be available on terms acceptable to us, or at all. The issuance of our common or preferred shares may dilute the value of shares held by our equityholders. Further, we cannot assure you that we will be successful in integrating any such acquisitions that are completed. Integration of any such acquisitions may require substantial management, financial and other resources and may pose risks with respect to production, customer service and market share of existing operations. In addition, we may acquire businesses that are subject to technological or competitive risks, and we may not be able to realize the benefits expected from such acquisitions.

Terrorist attacks and other attacks or acts of war may adversely affect the markets in which we operate our operations and our profitability.

The attacks of September 11, 2001 and subsequent events, including the military action in Iraq, have caused and may continue to cause instability in our markets and have led and may continue to lead to, further armed hostilities or further acts of terrorism worldwide, which could cause further disruption in our markets. Acts of terrorism may impact any or all of our facilities and operations, or those of our customers or suppliers and may further limit or delay purchasing decisions of our customers. Depending on their magnitude, acts of terrorism or war could have a material adverse effect on our business, financial results, cash flows and financial position.

We carry insurance coverage on our facilities of types and in amounts that we believe are in line with coverage customarily obtained by owners of similar properties. We continue to monitor the state of the insurance market in general and the scope and cost of coverage for acts of terrorism in particular, but we cannot anticipate what coverage will be available on commercially reasonable terms in future policy years. Currently, we do not carry terrorism insurance coverage. If we experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged facilities, as well as the anticipated future net sales from those facilities. Depending on the specific circumstances of each affected facility, it is possible that we could be liable for indebtedness or other obligations related to the facility. Any such loss could materially and adversely affect our business, financial results, cash flows and financial position.

If we fail to retain our key employees, our business may be harmed.

Our success has been largely dependent on the skills, experience and efforts of our key employees, and the loss of the services of any of our executive officers or other key employees could have an adverse effect on us. The loss of our key employees who have intimate knowledge of our manufacturing process could lead to increased competition to the extent that those employees are able to recreate our manufacturing process. Our future success will also depend in part upon our continuing ability to attract and retain highly qualified personnel, who are in great demand.

Declining returns in the investment portfolio of our defined benefit plans have increased the volatility in our pension expense and required us to increase cash contributions to the plans.

Pension expense for the defined benefit pension plans sponsored by us is determined based upon a number of actuarial assumptions, including an expected long-term rate of return on assets and discount rate. During the fourth quarter of 2002, as a result of declining returns in the investment portfolio of our defined benefit pension plans, we were required to record a minimum pension liability equal to the underfunded status of our plans. As of December 31, 2003, the defined benefit plans were underfunded by approximately $40 million based on the actuarial methods and assumptions utilized for purposes of FAS 87. During 2004, investment performance improved and as a result, the defined benefit plans were underfunded by approximately $33.0 million at December 31, 2004. We have experienced volatility in our pension expense and an increase in our cash contributions to our defined benefit pension plan. Pension expense for our defined benefit plans decreased from $8.4 million in 2003 to $5.5 million in 2004 and our required cash contributions increased to $13.0 million in 2004 from $6.1 million in 2003. In 2005, pension expense for our defined benefit plans is expected to decrease approximately $0.7 million from 2004, primarily due to improved investment performance during 2004 in the market value of assets held and cash contributions are expected to decrease to $2.2 million. In the event that actual results differ from the actuarial assumptions, the funded status of our defined benefit plans may change and any such deficiency could result in additional charges to equity and an increase in future pension expense and cash contributions.

An ownership change could result in a limitation of the use of our net operating losses.

As of December 31, 2004, we had net operating loss, or NOL, carryforwards of approximately $203 million available to reduce taxable income in future years. Specifically, we generated NOL carryforwards of approximately $149 million between 2000 and 2004. These NOL carryforwards will not begin to expire until 2020. We also have other NOL carryforwards that are subject to an annual limitation under section 382 of the Internal Revenue Code of 1986, as amended, or the Code. These section 382 limited NOL carryforwards expire in varying amounts from 2006 to 2009. The total section 382 limited NOL carryforwards that may be utilized prior to expiration is estimated at approximately $54 million.

Our ability to utilize our NOL carryforwards may be further limited by section 382 if we undergo an ownership change as a result of the sale of our stock by the selling securityholders and/or as a result of subsequent changes in the ownership of our outstanding stock. We would undergo an ownership change if, among other things, the stockholders, or group of stockholders, who own or have owned, directly or indirectly, 5% or more of the value of our stock or are otherwise treated as 5% stockholders under section 382 and the regulations promulgated thereunder increase their aggregate percentage ownership of our stock by more than 50% over the lowest percentage of our stock owned by these stockholders at any time during the testing period, which is generally the three-year period preceding the potential ownership change. In the event of an ownership change, section 382 imposes an annual limitation on the amount of post-ownership change taxable income a corporation may offset with pre-ownership change NOL carryforwards and certain recognized built-in losses. The limitation imposed by section 382 for any post-change year would be determined by multiplying the value of our stock immediately before the ownership change (subject to certain adjustments) by the applicable long-term tax-exempt rate, which is 4.27% at December 2004. Any unused annual limitation may be carried over to later years, and the limitation may under certain circumstances be increased by built-in gains which may be present in assets held by us at the time of the ownership change that are recognized in the five-year period after the ownership change.

Based upon our review of the aggregate change in percentage ownership during the current testing period and subject to any unanticipated increases in ownership by our "five percent shareholders" (as described above) with respect to our common stock, or the sale of our stock by the selling securityholders, we do not believe that we will experience a change in ownership as a result of the sale of our stock by the selling securityholders. However, such a determination is complex and there can be no assurance that the Internal Revenue Service could not successfully challenge our conclusion. In addition, there are circumstances beyond our control, such as the purchase of our stock by investors who are existing 5% shareholders or become 5% shareholders as a result of such purchase, which could result in an ownership change with respect to our stock. Even if the sale of our stock by the selling securityholders does not cause an ownership change to occur, our November 2003 stock issuance used a large portion of our available 50% ownership shift limitation, and we may not be able to engage in significant transactions that would create a further shift in ownership within the meaning of section 382 within the subsequent three-year period without triggering an ownership change. Thus, while it is our general intention to maximize utilization of our NOL carryforwards by avoiding the triggering of an ownership change, there can be no assurance that our future actions or future actions by our stockholders will not result in the occurrence of an ownership change, which will result in limitations in our utilization of the NOL and negatively affect cash flows.

If we are required to classify our preferred stock as debt in the future, our balance sheet will be adversely affected.

Upon issuance, our preferred stock was classified as equity on our balance sheet in accordance with Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," or SFAS 150, since our preferred stock contains a substantive conversion feature. Under SFAS 150, our preferred stock will remain classified as equity until and unless it becomes certain that the conversion feature will not be exercised by the holders. If it were to become certain that the holders of our preferred stock will not exercise their conversion rights, we would be required to reclassify our preferred stock as a liability in our balance sheet. Additionally, in adopting SFAS 150, the Financial Accounting Standards Board indicated that it is considering changes to the accounting treatment for certain instruments with both liability and equity characteristics. As a result, we cannot assume that our preferred stock will continue to be classified as equity in future periods. However, any such reclassification of our preferred stock would not, in any material respect, affect our compliance with the indenture governing our senior notes or our senior secured credit facility.

Risks Related to our preferred stock and our Common Stock

Illiquidity and an absence of a public market for our preferred stock could cause purchasers of our preferred stock to be unable to resell our preferred stock for an extended period of time.

Our preferred stock was issued on November 24, 2003 in a private transaction, and the private trading market is limited. There is no public market for our preferred stock. The relatively small size of this issue could have a negative impact on the liquidity of our preferred stock. Holders of our preferred stock may experience difficulty in reselling, or an inability to sell, our preferred stock. Future trading prices for our preferred stock will depend on many factors including, among other things, the price of our common stock into which our preferred stock is convertible, prevailing interest rates, our financial results, liquidity of the issue, the market for similar securities and other factors including our financial condition.

Our ability to pay dividends on our preferred stock and our common stock is limited.

Under the Delaware General Corporation Law, we may pay dividends, in cash or otherwise, only if we have surplus in an amount at least equal to the amount of the relevant dividend payment. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Further, our senior secured revolving credit facility and the indenture governing our senior notes restrict our ability to pay cash dividends. The indenture permits us to pay cash dividends on our preferred stock through November 24, 2005, so long as no default exists under the indenture, and thereafter only if we meet certain financial conditions. The senior secured revolving credit facility permits us to pay cash dividends on our preferred stock at any time only if no default exists thereunder and if we meet certain financial conditions, and prohibits us from paying dividends on our common stock. In addition, the certificate of designations for our preferred stock prohibits us from the payment of any cash dividends on our common stock if we are not current on dividend payments with respect to our preferred stock. Agreements governing future indebtedness will likely contain restrictions on our ability to pay cash dividends.

Our preferred stock ranks junior to all of our liabilities as well as the liabilities of our subsidiaries.

The ranking of our preferred stock with respect to the payment of dividends and upon liquidation, dissolution or winding up may prevent us from paying cash dividends. Our preferred stock ranks junior in right of payment to all of our existing and future liabilities, including our obligations under our senior secured revolving credit facility and our senior notes. In the event that we do not have sufficient funds to pay both our debt service and accrued dividends on our preferred stock, we will first limit or stop paying such dividends to holders of preferred stock until all amounts due on our liabilities are paid.

In the event of our bankruptcy, liquidation or winding-up, our assets will be available to pay the liquidation preference of and accrued dividends on, our preferred stock only after all our indebtedness and other liabilities have been paid. In addition, our preferred stock effectively ranks junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of our subsidiaries held by third parties. The rights of holders of our preferred stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary ranks junior to the prior claims of that subsidiary’s creditors and equity holders. As of December 31, 2004, we had total consolidated liabilities of $948.3 million. In the event of our bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining to pay amounts due on any or all of our preferred stock then outstanding.

We may not be able to pay the purchase price of our preferred stock upon a change of control if the holders exercise their right to require us to purchase such securities.

If we undergo a change of control, subject to limited exceptions, we will be required to offer to purchase our preferred stock at a purchase price equal to 100% of the then liquidation preference, plus accrued and unpaid and accumulated dividends. Under certain circumstances, we will have the option to pay for those shares either in cash or in shares of our common stock valued at a discount of 5% from the market price of our common stock.

Under the terms of our senior secured revolving credit facility, however, we are prohibited from paying the purchase price of our preferred stock in cash. Our future credit facilities and other existing and future indebtedness may contain similar restrictions.

Our stock price has been and continues to be volatile.

The market price for our common stock could fluctuate due to various factors.
These factors include:

• announcements relating to significant corporate transactions;

• fluctuations in our quarterly and annual financial results;

• operating and stock price performance of companies that investors deem comparable to us;

• changes in government regulation or proposals relating thereto;

• general industry and economic conditions; and

• sales or the expectation of sales of a substantial number of shares of our common stock in the public market.

In addition, the stock markets have, in recent years, experienced significant price fluctuations. These fluctuations often have been unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations, as well as economic conditions, have adversely affected, and may continue to adversely affect, the market price of our common stock. Fluctuations in the price of our common stock will affect the value of any outstanding preferred stock.

Shares eligible for future sale may harm our common stock price.

Sales of substantial numbers of additional shares of common stock or any shares of our preferred stock, including sales of shares in connection with future acquisitions, or the perception that such sales could occur, may have a harmful effect on prevailing market prices for our common stock and our ability to raise additional capital in the financial markets at a time and price favorable to us. Our amended and restated certificate of incorporation provides that we have authority to issue 75 million shares of common stock. There are approximately 39 million shares of common stock outstanding, approximately 3.5 million shares of common stock are issuable upon exercise of currently outstanding stock options and approximately 10.3 million shares of common stock issuable upon conversion of our preferred stock.

Issuances of additional series of preferred stock could adversely affect holders of our common stock.

Our board of directors is authorized to issue additional series of preferred stock without any action on the part of our shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Provisions in our constituent documents could make it more difficult to acquire our company.

Our amended and restated certificate of incorporation and amended and restated by-laws contain provisions that may discourage, delay or prevent a third party from acquiring us, even if doing so would be beneficial to our shareholders. Under our amended and restated certificate of incorporation, only our board of directors may call special meetings of shareholders, and shareholders must comply with advance notice requirements for nominating candidates for election to our board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings. Directors may be removed by shareholders only for cause and only by the effective vote of at least 66 2/3% of the voting power of all shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class. Additionally, agreements with certain of our executive officers may have the effect of making a change of control more expensive and, therefore, less attractive.

Pursuant to our amended and restated certificate of incorporation, our board of directors may by resolution establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, conversion rights, liquidation or other rights, preferences and limitations as may be fixed by our board of directors without any further shareholder approval. Such rights, preferences, privileges and limitations as may be established could have the further effect of impeding or discouraging the acquisition of control of our company.

Holders of our preferred stock have no rights as common shareholders until they acquire our common stock.

Until preferred shareholders acquire shares of our common stock upon conversion of our preferred stock they will have no rights with respect to our common stock, including voting rights (except as required by applicable state law or our amended and restated certificate of incorporation, and as described under "Description of the preferred stock—Voting Rights"), rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock. Upon conversion, they will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

March 30, 2005	By:	Robert J. Siverd

Name: Robert J. Siverd
Title: Executive Vice President and General Counsel